As filed with the Securities and Exchange Commission on October 11, 2005
Registration No. 333-124961

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AROTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4302784 (I.R.S. Employer Identification No.)

 Arotech Corporation
354 Industry Drive
Auburn, Alabama 36832
Tel: (334) 502-9001 Fax: (334) 502-3008
(Address, including ZIP code, and telephone number, including area code, of Registrant’s principal executive offices)
Leland Nall 354 Industry Drive Auburn, Alabama 36832 Tel: (334) 502-9001 Fax: (334) 502-3008 (Address, including ZIP code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 Tel: (973) 597-2500 Fax: (973) 597-2400	AND	Yaakov Har-Oz, Adv. Arotech Corporation Western Industrial Zone Beit Shemesh 99000, Israel Tel: +(972-2) 990-6623 Fax: +(972-2) 990-6688

EXPLANATORY NOTE

Arotech Corporation hereby amends its Registration Statement on Form S-3 (No. 333-124961) (the “Registration Statement”) relating to the registration for resale of 8,264,463 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), by filing this Post-Effective Amendment No. 1 (this “Amendment”). The Shares are being offered by two former shareholders of FAAC Incorporated (“FAAC”) as part of the earnout consideration for Arotech’s purchase of FAAC. The Registration Statement was declared effective on August 23, 2005. The selling stockholders have terminated the offering of the Shares. This Amendment is being filed to deregister the shares of Common Stock that remain unsold under the Registration Statement. Accordingly, Arotech hereby deregisters 4,784,999 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Alabama, on this 10th day of October, 2005.

AROTECH CORPORATION

By:	/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement or amendment has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Ehrlich	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2005
Robert S. Ehrlich
*	Vice President - Finance and Chief Financial Officer (Principal Financial Officer)	October 10, 2005
Avihai Shen
*	Controller (Principal Accounting Officer)	October 10, 2005
Danny Waldner
*	Executive Vice President, Chief Operating Officer and Director	October 10, 2005
Steven Esses
*	Director	October 10, 2005
Dr. Jay M. Eastman
*	Director	October 10, 2005
Lawrence M. Miller
*	Director	October 10, 2005
Jack E. Rosenfeld
	Director	October __, 2005
Seymour Jones
*	Director	October 10, 2005
Edward J. Borey

*By: /s/ Robert S. Ehrlich
Robert S. Ehrlich, Attorney-In-Fact		October 10, 2005